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                                                                     EXHIBIT 2.3


                                 FIRST AMENDMENT
                                       TO
                            DEPOSIT ESCROW AGREEMENT


         This First Amendment (the "Amendment") dated as of March 25, 1999 to the Deposit Escrow Agreement (the "Escrow Agreement") dated as of September 2, 1998 by and among Horseshoe Gaming, L.L.C., a Delaware limited liability company ("Parent"), Horseshoe Gaming (Midwest), Inc., a Delaware corporation ("Horseshoe"), Empress Acquisition Illinois, Inc., a Delaware corporation ("Empress Illinois"), Empress Acquisition Indiana, Inc., a Delaware corporation ("Empress Indiana"), Empress Entertainment, Inc., a Delaware corporation ("Empress"), Empress Casino Joliet Corporation, an Illinois corporation ("Empress Joliet"), Empress Casino Hammond Corporation, an Indiana corporation ("Empress Hammond"), and Chicago Title Insurance Company (the "Escrow Agent") is entered into by and among Parent, Horseshoe, Empress Illinois, Empress Indiana, Empress, Empress Joliet, Empress Hammond and the Escrow Agent.

                                    RECITALS

         A. Parent, Horseshoe, Empress Illinois, Empress Indiana, Empress, Empress Joliet and Empress Hammond have heretofore entered into an Agreement and Plan of Merger, as amended (the "Merger Agreement"), which provides, among other things, for (i) the merger of Empress Illinois with and into Empress Joliet; and
(ii) the merger of Empress Indiana with and into Empress Hammond. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

         B. Parent, Horseshoe, Empress Illinois, Empress Indiana, Empress, Empress Joliet, Empress Hammond and the Escrow Agent have heretofore entered into the Escrow Agreement which provides that Buyers have deposited $10 million in escrow with the Escrow Agent to be held and distributed by the Escrow Agent pursuant to the terms of the Escrow Agreement

         B. Parent, Horseshoe, Empress Illinois, Empress Indiana, Empress, Empress Joliet, Empress Hammond and the Escrow Agent wish to enter into this Amendment to amend certain provisions in the Escrow Agreement.

                                   AGREEMENTS

         NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Status of Escrow Agreement. Except as specifically set forth herein, the Escrow Agreement shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment. This Amendment is not to be construed as a release,

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waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Escrow Agreement, except as specifically set forth herein.

         2. Amendment to the Escrow Agreement. Section 4.1 of the Escrow Agreement is hereby deleted in its entirety and replaced with the following:

         "4.1 The Deposit, without any right of set-off, shall be paid to Empress in the event of termination of the Merger Agreement pursuant to Sections 10.01(a), (b), (d), (h) or (i). The Deposit shall be returned to Buyers in the event of termination of the Merger Agreement pursuant to Sections 10.01(c), (e) or (f). In the event of a termination of the Merger Agreement pursuant to
Section 10.01(g), Buyers and Sellers shall mutually determine how the Deposit will be disbursed. Except as provided in Section 4.2 below, Escrow Agent shall release the Deposit only upon receipt of (i) joint written instructions executed by Buyers and Sellers, (ii) an order of the Arbitrating Accountant pursuant to
Section 4.3 hereof, or (iii) a final non-appealable order of a court of competent jurisdiction pursuant to Section 8 hereof. Unless the Deposit is released pursuant to this Agreement prior to the Closing Date (as defined in Section 9.01 of the Merger Agreement), the Deposit shall be credited against the Merger Consideration and disbursed by Escrow Agent to Empress in accordance with
Section 1.05 of the Merger Agreement. Upon release of the Deposit as provided for herein, this Agreement shall terminate, and the Escrow Agent shall be discharged of any further liability."

         3. Representations and Warranties of Entities. Each of Parent, Horseshoe, Empress Illinois, Empress Indiana, Empress, Empress Joliet and Empress Hammond represents and warrants that its execution, delivery and performance of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such entity in accordance with its terms.

         4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         5. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Delaware, without regard to conflict of laws principles.

         IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

                                      HORSESHOE GAMING, L.L.C.



                                      By:
                                              ----------------------------------
                                              Title:
                                                      --------------------------


                                       2
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                                      HORSESHOE GAMING (MIDWEST), INC.



                                      By:
                                              ----------------------------------
                                              Title:
                                                     ---------------------------


                                      EMPRESS ACQUISITION ILLINOIS, INC.



                                      By:
                                              ----------------------------------
                                              Title:
                                                     ---------------------------


                                      EMPRESS ACQUISITION INDIANA, INC.



                                      By:
                                              ----------------------------------
                                              Title:
                                                     ---------------------------


                                      EMPRESS ENTERTAINMENT, INC.



                                      By:
                                              ----------------------------------
                                              Title:
                                                     ---------------------------


                                      EMPRESS CASINO JOLIET CORPORATION



                                      By:
                                              ----------------------------------
                                              Title:
                                                     ---------------------------


                                      EMPRESS CASINO HAMMOND CORPORATION



                                      By:
                                              ----------------------------------
                                              Title:
                                                     ---------------------------


                                      CHICAGO TITLE INSURANCE COMPANY



                                      By:
                                              ----------------------------------
                                              Title:
                                                     ---------------------------


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